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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

Filed by the Registrant ☐ Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

PIONEER BANKSHARES, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☐	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

PIONEER BANKSHARES, INC.

(Parent Company of Pioneer Bank)

263 East Main Street

Stanley, Virginia 22851

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

(To be held May 18, 2006)

To the Stockholders of

Pioneer Bankshares, Inc.:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Pioneer Bankshares, Inc. (the “Company”) will be held at the Main Office of Pioneer Bank, 252 East Main Street, Stanley, Virginia, at 10:00 a.m. on Thursday, May 18, 2006, for the following purposes:

1.	To elect three (3) individuals to serve as directors, each to serve a three-year term.

2.	To transact such other business as may properly come before the meeting or any adjournment thereof.

The close of business on April 3, 2006 has been fixed by the Board of Directors as the record date for determination of stockholders entitled to notice of, and to vote at the Annual Meeting, and any adjournment thereof.

By Order of the Board of Directors

Thomas R. Rosazza President and Chief Executive Officer

April 18, 2006

PLEASE SIGN AND RETURN YOUR PROXY AS SOON AS POSSIBLE REGARDLESS OF WHETHER YOU PLAN TO ATTEND THE MEETING IN PERSON. YOU MAY REVOKE THE PROXY AT ANY TIME PRIOR TO ITS BEING EXERCISED.

PIONEER BANKSHARES, INC.

263 East Main Street

Stanley, Virginia 22851

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS

May 18, 2006

GENERAL

The Board of Directors and Management of Pioneer Bankshares, Inc. (the “Company”) solicit your proxy for the Annual Meeting of Stockholders of Pioneer Bankshares, Inc., the parent of Pioneer Bank, Stanley, Virginia (the “Bank”), to be held at the main office of Pioneer Bank, 252 East Main Street, Stanley, Virginia, at 10:00 a.m. on Thursday, May 18, 2006. The approximate mailing date of this Proxy Statement and accompanying proxy form is April 10, 2006.

Revocation and Voting of Proxies

Execution of a proxy will not affect a stockholder’s right to attend the Annual Meeting and to vote in person. Any stockholder who has executed and returned a proxy may revoke it by attending the Annual Meeting and requesting to vote in person. A stockholder may also revoke his proxy at any time before it is exercised by filing a written notice with the Company or by submitting a proxy bearing a later date. Proxies will extend to, and will be voted at, any adjourned session of the Annual Meeting.

Voting Rights and Solicitation

Only stockholders of record at the close of business on April 3, 2006 are entitled to notice of and to vote at the Annual Meeting or any adjournments thereof. The number of shares of common stock of the Company outstanding and entitled to vote on April 3, 2006 was 1,011,481, at $0.50 par value, each of which is entitled to one vote at the Annual Meeting. The Company has no other class of stock outstanding. A majority of the shares entitled to vote, represented in person or by proxy, will constitute a quorum for the transaction of business.

Each share of common stock entitles the record holder thereof to one vote upon each matter to be voted upon at the Annual Meeting. Shares for which the holder has elected to abstain or to withhold the proxies’ authority to vote (including broker non-votes) on a matter will count toward a quorum, but will not be included in determining the number of votes cast with respect to such matter.

The cost of solicitation of proxies will be borne by the Company. Solicitation is being made by mail, and if necessary, may be made in person, by telephone, or special letter by officers and regular employees of the Company, acting without compensation other than regular compensation.

Your Board of Directors and management urge you to sign, date, and mail your proxy to make certain that your shares will be voted at the meeting.

PROPOSAL ONE — ELECTION OF DIRECTORS

The Board of Directors currently consists of nine members, eight of which are independent directors and one is a member of management. In accordance with the Company’s Articles of Incorporation, directors are divided into three classes, each of which is composed of approximately one-third of the directors. At the Annual Meeting, three directors will be elected for terms of three years expiring on the date of the Annual Meeting of Shareholders in 2009. Each director elected will continue in office until a successor has been elected or until his resignation or removal in the manner prescribed by the Articles of Incorporation of the Company.

With regard to the election of directors, votes may be cast in favor of or withheld. If a quorum is present, the nominees receiving a plurality of the votes cast at the Annual Meeting will be elected directors; therefore, votes withheld will have no effect. Although abstentions and broker non-votes (shares held by customers which may not be voted on certain matters because the broker has not received specific instructions from the customer) are counted for purposes of determining the presence or absence of a quorum for the transaction of business, they are generally not counted for purposes of determining whether a proposal has been approved and, therefore, have no effect.

The Board of Directors has recommended three nominees, each of which is currently serving as a director. Any nominations other than those made by the Board of Directors shall be in accordance with the Bylaws of the Company.

The Board of Directors has no reason to believe that any of the nominees will be unable or unwilling for good cause to serve if elected. However, if any nominee should become unable or unwilling for good cause to serve for any reason, proxies may be voted for another person nominated as a substitute by the Board of Directors, or the Board of Directors may reduce the number of directors.

The Board of Directors recommends the nominees, as set forth below, for election. The Board recommends that stockholders vote FOR the nominees.

Nominees (For a term expiring in 2009):

Name (Age)	Director Since (1)	Principal Occupation During Past Five Years
Patricia G. Baker (63)	1989	Retired Bank Officer.

Robert E. Long (75)	1989	Real Estate Agent, Coldwell Banker.

Kyle L. Miller (71)	1986	Chairman of the Board of Pioneer Bankshares, Inc; Retired Virginia State Police Investigator.

Name (Age)	Director Since (1)	Principal Occupation During Past Five Years

Other Directors Not Standing For Election At This Time:

Term expiring in 2007:

Harry F. Louderback (65)	1998	Farmer/Retired from FBI.

Thomas R. Rosazza (64)	1973	President/CEO of Pioneer Bankshares, Inc. and Pioneer Bank.

David N. Slye (53)	1996	Insurance Agent/Owner, The Slye Agency.

Term expiring in 2008:

Louis L. Bosley (74)	1976	Business Owner, Stanley Auto Service.

E. Powell Markowitz (54)	1999	Secretary & Treasurer, F.T. Reuter Enterprises, Inc.

Mark N. Reed (48)	1994	Attorney at Law, Reed & Reed, P.C.

Board of Directors and Committees

Each director is expected to devote sufficient time, energy and attention to ensure diligent performance of the director’s duties, including the attendance at Board and committee meetings. During 2005, the Board of Directors of the Company held seven meetings and the Board of Directors of the Bank held 12 meetings. The directors attended in excess of 98% of the board meetings held in 2005 and at least 86% of committee meetings held in 2005. Directors are encouraged to attend stockholders meetings, and all directors attended the 2005 Annual Meeting of Stockholders.

There are no immediate family relationships among any of the directors or among any directors and any officer. None of the directors serve as directors of other publicly-held companies.

The Board of Directors has, among others, a standing Personnel/Compensation Committee and Audit Committee.

Personnel/Compensation Committee. The Compensation Committee consists of Kyle. L. Miller, Robert E. Long and David N. Slye. The primary function of this committee is to recommend the compensation of the chief executive officer and to periodically review the compensation of other employees of the Company. The Personnel/Compensation Committee met three times during 2005.

Audit/Compliance Committee. The Audit/Compliance Committee consists of E. Powell Markowitz, Patricia G. Baker and Harry F. Louderback. The members of the Audit/Compliance Committee meet the requirements for independence as set forth in NASDAQ’s definition of “independent director,” and meet the definition of “independent” as set forth in Rule 10A-3 of the Securities Exchange Act of 1934. In addition, no member of the committee has participated in the preparation of the financial statements of the Company or any subsidiary of the Company at any time during the past three years.

Mr. Markowitz chairs the Audit/Compliance committee. For the past 27 years, Mr. Markowitz has been the Secretary and Treasurer of F. T. Reuter Enterprises, Inc., which operates a hotel and restaurant in Middleburg, Virginia, and trades worldwide in antique fine art. Prior to becoming affiliated with F. T. Reuter Enterprises, Inc., Mr. Markowitz was a staff accountant for five years with Yount, Hyde & Barbour, P.C. certified public accountants. Mr. Markowitz earned a Bachelor of Business Administration from Madison College, Harrisonburg, Virginia in 1974 and brings a diversity of financial knowledge and expertise to the Audit/Compliance Committee. Mr. Markowitz was duly appointed as chairman of the Audit/Compliance committee in 2005, and serves as the “financial expert” for the Audit/Compliance Committee of Pioneer Bankshares, Inc.

The Audit/Compliance Committee is directly responsible for the appointment, compensation, retention and oversight of the Company’s independent accounting firm. Accordingly, the independent accounting firm reports directly to the Audit/Compliance Committee of the Company. It is the responsibility of the Audit/Compliance Committee to recommend the selection of the Company’s independent accountants, to approve the scope of the independent accountants’ audit, to review the reports of examination by the regulatory agencies, the independent accountants and the internal auditor, and to issue its report to the Board of Directors of the Company. The Audit/Compliance Committee met five times during 2005.

Other Standing Committees

The Company has additional committees as follows:

Asset/Liability Funds Management Committee (“ALCO”). Directors serving on this committee are Louis L. Bosley and Robert E. Long. This committee has the primary responsibility of managing the Bank’s assets and liabilities, maintaining adequate liquidity and capital positions, and monitoring interest rate sensitivity within the loan and deposit portfolios. This committee met four times in 2005.

Electronic Data Processing (“EDP”). Directors serving on this committee are Harry F. Louderback, Louis L. Bosley and David N. Slye. This committee has the primary responsibility of monitoring the data processing functions of the Bank and making recommendations for system enhancements and computer upgrades. This committee met four times in 2005.

Investment Committee. Directors serving on this committee are Patricia G. Baker, E. Powell Markowitz, Mark N. Reed and Thomas R. Rosazza. This committee has the primary responsibility of managing the Company’s equity securities and investment portfolio. This committee met four times in 2005.

Strategic Planning Committee. Directors serving on this committee are Louis L. Bosley, Mark N. Reed and Thomas R. Rosazza. This committee meets as necessary outside the Board meetings to review and establish the long-term goals of the Company. The Strategic Planning Committee did not meet in 2005.

Nomination Procedures

The Company’s independent directors perform the functions of a nominating committee. The Board believes it does not need a separate nominating committee because a majority of the directors are independent and that shareholders are best served by having such directors participate in the selection of board nominees. In their capacity as the nominating committee, the independent members of the Board of Directors will accept for consideration shareholder nominations for directors if made in writing in accordance with the Company’s Bylaws. The following is a summary of the shareholder nomination procedures contained in the Company’s bylaws and is qualified in its entirety by reference to the bylaws of the Company. Please see our bylaws for the specific procedures of the shareholder nomination process.

The Company’s Bylaws state, in general, that for any nomination of a director to be properly brought before an annual meeting by a shareholder, the shareholder must provide timely notice of the nomination in writing to the Secretary of the Company. For a notice to be considered timely, the Secretary of the Company must have received the notice no less than 60 days nor more than 90 days before the first anniversary of the preceding year’s annual meeting. The notice must set forth as to each person whom the shareholder proposes to nominate for election or reelection as a director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected. The Chairman of the meeting may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedure.

The Company does not have a charter or other formal policy with respect to the consideration of director nominees recommended by shareholders. The Company does not have any specific minimum qualifications that must be met by a nominee and does not distinguish between nominees recommended by Board members or by shareholders. Qualifications for consideration as a director nominee may vary according to the particular areas of expertise that may be desired in order to complement the qualifications that already exist among the Board. Among the factors that the directors consider when evaluating proposed nominees are their independence, financial literacy, business experience, character, judgment and strategic vision. Other considerations would be their knowledge of issues affecting the business, their leadership experience and their time available for meetings and consultation on Company matters. The independent directors seek a diverse group of candidates who possess the background skills and expertise to make a significant contribution to the Board, the Company and its shareholders.

The above procedures are in addition to the procedures regarding inclusion of stockholder proposals in proxy materials set forth in “Stockholder Proposals” in this Proxy Statement.

Corporate Governance

The Company has a Code of Ethics that applies to all directors, officers and employees, including the Company’s principal executive officer and principal accounting officer. The Code of Ethics is available upon request and can be obtained by contacting Judy L. Painter, Corporate Secretary and Senior Vice President, at 263 East Main Street, Stanley, Virginia 22851.

Directors’ Compensation

Non-employee directors of the Company received an annual retainer of $1,800 in 2005. In addition, directors of Pioneer Bank were paid a fee of $1,000 per month as a board member. Directors also received $200 for each Board committee meeting they attended in 2005. Director Kyle L. Miller served as Chairman of the Board during 2005. Mr. Miller received chairman fees in 2005 of $800 per board meeting in addition to fees for his service as a director.

The Company has an annual cash bonus plan for its non-employee directors. This bonus plan is directly related to the Company’s consolidated earnings, and the payment of such bonus is contingent upon earnings goals, which are established on an annual basis. Each non-employee director received a cash bonus of $3,715 in 2004 and there was no bonus in 2005.

In accordance with the 1998 Stock Incentive Plan, each of the eight non-employee directors of the Company were granted stock options in May 2005 for 100 shares of the Company’s common stock at $17.50 per share. This plan, which reserves a total of 14,000 shares of common stock of the Company, provides that each non-employee director is eligible to receive a stock option grant for 100 shares in May of each year during the term of the plan.

OWNERSHIP OF COMPANY COMMON STOCK

The following table sets forth, as of April 3, 2006, certain information with respect to the beneficial security ownership of Company’s common stock held by each director and nominee and by the directors and all executive officers as a group.

Name	Amount and Nature of Beneficial Ownership (1)		Percent of Class
Patricia G. Baker	17,657	(2)(3)	1.74%
Louis L. Bosley	23,650	(2)(3)	2.34%
Robert E. Long	16,305	(2)(3)	1.61%
Harry F. Louderback	18,960	(2)(3)	1.87%
E. Powell Markowitz	2,130	(3)	*
Kyle L. Miller	12,530	(2)(3)	1.24%
Mark N. Reed	5,080	(2)(3)	*
Thomas R. Rosazza	16,604		1.64%
David N. Slye	2,030	(3)	*
Executive officers who are not directors (as a group)	7,807	(2)	*
All directors and executive officers as a group	122,753	(4)	12.06%

*	Indicates less than 1% beneficial ownership.

(1)	For purposes of this table, beneficial ownership has been determined in accordance with the provisions of Rule 13d-3 of the Securities Exchange Act of 1934 under which, in general, a person is deemed to be the beneficial owner of a security if he has or shares the power to vote or direct the voting of the security or the power to dispose of or direct the disposition of the security, or if he has the right to acquire beneficial ownership of the security within sixty days. Shares of common stock which are subject to stock options are deemed to be outstanding for the purpose of computing the percentage of outstanding common stock owned by such person or group but not deemed outstanding for the purpose of computing the percentage of common stock owned by any other person or group.

(2)	Includes shares held by close relatives and children, and shares held jointly with spouses or as custodians or trustees, as follows: Ms. Baker, 9,355 shares; Mr. Bosley, 11,820 shares; Mr. Long, 5,740 shares; Mr. Louderback, 650 shares; Mr. Miller, 4,900 shares; Mr. Reed, 3,280 shares; Executive officers who are not directors (as group), 5,053 shares.

(3)	Includes shares of unexercised stock options directly owned as follows: Ms. Baker, 800 shares; Mr. Bosley, 800 shares; Mr. Long, 800 shares; Mr. Louderback, 800 shares; Mr. Markowitz, 700 shares; Mr. Miller, 800 shares; Mr. Reed, 800 shares; Mr. Slye, 800 shares.

(4)	Includes 6,300 shares of unexercised stock options directly owned; 40,798 shares held by close relatives and children, and shares held jointly with spouses or as custodians or trustees.

Principal Stockholders

There are no known beneficial owners with 5% or more of the outstanding common stock of the Company as of April 3, 2006.

EXECUTIVE COMPENSATION

No officer receives compensation from the Company. All compensation is paid through the Bank. The following table presents compensation information on the President and Chief Executive Officer of the Company. No other executive officer of the Company earned over $100,000 in salary and bonus for 2005.

Summary Compensation Table

Name and Principal Position	Year	Annual Compensation (1)		All Other Compensation (2)
		Salary	Bonus
Thomas R. Rosazza	2005	$133,991	$31,250	$3,939
President and CEO	2004	127,395	36,500	3,766
	2003	118,944	40,000	3,466

(1)	Does not include certain perquisites and other personal benefits, the amounts of which are not shown because the aggregate amount of such compensation during the year did not exceed the lesser of $50,000 or 10% of total salary and bonus reported for such executive officer.

(2)	Represents contribution to the Bank’s 401(k) profit sharing plan for Mr. Rosazza.

Stock Option Information

The Company’s 1998 Stock Incentive Plan provides for the granting of stock options to executive officers and employees of the Company and its subsidiaries. No stock options have been granted to Mr. Rosazza or to any other executive officer under the plan.

Benefit Plans

Equity Compensation Plan Information. The Company’s 1998 Stock Incentive Plan was adopted by the Board of Directors on June 11, 1998 and approved by stockholders on June 11, 1999. The plan makes available up to 14,000 shares of common stock for awards to employees and to non-employee directors of the Company and its subsidiaries in the form of stock options.

Generally, the plan provides for grants of incentive stock options and non-qualified stock options. The exercise price of an option cannot be less than 100% of the fair market value of the common stock (or if greater, the book value) on the date of the grant. The option terms applicable to each grant are determined at the grant date, but no option can be exercisable in any event, after ten years from its grant date. As of April 3, 2006, options for 6,300 shares have been granted to non-employee directors under this plan.

401(k) Plan. The Bank has a 401(k) Profit Sharing Plan covering full-time employees who have completed 180 days of service and are at least 21 years of age. Employees may contribute compensation subject to certain limits based on federal tax laws. The Bank makes discretionary matching contributions equal to 100 percent of an employee’s compensation contributed to the plan up to 3 percent of the employee’s compensation. Additional amounts may be contributed, at the option of the Bank’s Board of Directors. Employer contributions vest to the employee over a six-year period, and employees become 100% vested in his/her seventh year of full-time employment. For the years ended December 31, 2005 and 2004, total expense attributable to this plan amounted to $34,462 and $36,949, respectively.

Employee Stock Ownership Plan (ESOP). The Company’s Employee Stock Ownership Plan (“ESOP”), which previously held 65,018 of outstanding shares of common stock, was terminated and dissolved effective

December 30, 2004. The termination of this plan gave participants certain rights and elections for benefits to be paid either in cash or stock. The termination of the ESOP plan resulted in the retirement of 39,605 shares of stock at a value of $15.47 per share or $613,000 as of December 31, 2004. Benefit participants who chose to retain their initial shares of stock under this termination were given certain put options, which required the Company to repurchase and retire these shares if exercised, as described in the plan agreement at the stock’s latest appraised fair market value for ESOP purposes. As of December 31, 2005, there were 22,564 additional shares of stock retired as a result of certain exercised put options at a value of $19.06 per share or $430,000. The funding for the retirement of ESOP shares in 2004 and 2005 were taken from capital reserves in the form of a dividend from the Bank to the Company. There are no outstanding put options remaining for the terminated ESOP plan as of December 31, 2005.

REPORT OF THE AUDIT/COMPLIANCE COMMITTEE

The Audit/Compliance Committee of Pioneer Bankshares, Inc. has the responsibility, under delegated authority from the Board of Directors, for providing independent, objective oversight of the Company’s accounting functions and internal controls. The Audit/Compliance Committee is elected by the Board of Directors of the Company. All members are independent of management. In addition, the Audit Committee operates under a written charter adopted by the Board of Directors. While management has the primary responsibility for the quality and integrity of the Company’s financial statements and reporting processes, the Audit/Compliance Committee provides assistance to management in fulfilling this responsibility, as necessary. In fulfilling its oversight responsibilities, the Audit/Compliance Committee reviewed the audited financial statements for the Annual Report with management and the independent auditors, and discussed the quality and acceptability of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosure in the financial statements.

In addition, the committee obtained from the independent auditors a formal written statement discussing any disclosed relationship or service which may impact the objectivity and independence of the independent auditors, as required by Independence Standards Board Standard No. 1 “Independence Discussions with Audit Committees.” The committee also discussed with the independent auditors all communications required by generally accepted auditing standards, including Statement on Auditing Standards No. 61, “Communication with Audit Committees.”

The Audit/Compliance Committee also monitored the internal audit functions of the Company including the independence and authority of its reporting obligation, the proposed audit plan for the coming year, and the adequacy of management response to internal audit findings and recommendations.

In reliance on the reviews and discussions referred to above, the Audit/Compliance Committee has recommended to the Board of Directors that the audited financial statements be included in the Annual Report on Form 10-KSB for the year ended December 31, 2005 for filing with the Securities and Exchange Commission. The Company’s Audit Committee has approved the selection of the Company’s independent auditors.

Audit/Compliance Committee

E. Powell Markowitz, Chair

Patricia G. Baker

Harry F. Louderback

ACCOUNTING FIRM FEES

Yount, Hyde and Barbour, P.C. audited the financial statements included in the Company’s Annual Report on Form 10-KSB for the year ended December 31, 2005, and also reviewed the Company’s compliance with their formal review of internal controls required by federal banking law.

The following table presents aggregate fees paid or to be paid by the Company for professional services rendered by the Yount, Hyde and Barbour, P.C. for the audit of the Company’s annual financial statements for fiscal 2004 and 2003. This table also includes fees billed for audit-related services, tax services and all other services rendered by the audit firm during fiscal years 2005 and 2004.

	Fiscal 2005	Percent of Fees	Fiscal 2004	Percent of Fees
Audit Fees	$42,385	80.3%	$45,850	94.7%
Audit-related Fees	7,700	14.6%	—	—
Tax Fees	2,700	5.1%	2,575	5.3%
All Other Fees	—	—	—	—

	$52,785	100%	$48,425	100%

All non-audit services provided by the above named audit firms were approved by the Audit/Compliance Committee, which concluded that the provision of such services is compatible with maintaining the firms’ independence. The fees listed above as tax fees are for the preparation of the annual consolidated federal and state income tax returns.

The Audit/Compliance Committee pre-approves all audit, audit related, and tax services on an annual basis, and in addition, authorizes individual engagements that exceed pre-established thresholds. Any additional engagement that exceeds the pre-established thresholds must be reported by management at the Audit Committee meeting immediately following the initiation of such an engagement.

INTEREST OF DIRECTORS AND OFFICERS IN CERTAIN TRANSACTIONS

Some of the Company’s directors, executive officers, and members of their immediate families, and corporations, partnerships and other entities, of which such persons are officers, directors, partners, trustees, executors or beneficiaries, are customers of the Bank. As of December 31, 2005, total borrowings for executive officers, directors, their immediate families, and affiliated companies and other entities was approximately $798,000. All loans and loan commitments to them were made in the ordinary course of business, upon substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and did not involve more than normal risk of collectibility or present other unfavorable features. It is the policy of the Bank to provide loans to officers who are not executive officers and to employees at more favorable rates than those prevailing at the time for comparable transactions with other persons. These loans do not involve more than the normal risk of collectibility or present other unfavorable features.

The law firm of Reed & Reed, P.C. serves as legal counsel to the Company and the Bank. Director Mark N. Reed is a senior partner in this firm. Total fees paid to the firm of Reed & Reed, P.C. from the Company and Bank were approximately $13,000 and $21,000 for fiscal years 2005 and 2004, respectively.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Pursuant to Section 16(a) of the Securities Exchange Act of 1934, directors and executive officers of the Company are required to file reports with the Securities and Exchange Commission indicating their holdings of and transactions in Company common stock. To the Company’s knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, insiders of the Company complied with all filing requirements during 2005.

OTHER MATTERS

Management knows of no other business to be brought before the Annual Meeting. Should any other business properly be presented for action at the meeting, the shares represented by the enclosed proxy shall be voted by the persons named therein in accordance with their best judgment and in the best interests of the Company.

STOCKHOLDER PROPOSALS

To be considered for inclusion in the Company’s proxy materials relating to the 2007 Annual Meeting of Stockholders pursuant to applicable Securities and Exchange Commission rules, the Secretary of the Company must receive stockholder proposals no later than December 19, 2006. Stockholder proposals should be addressed to Pioneer Bankshares, Inc, c/o Judy L. Painter, Corporate Secretary and Senior Vice President, at 263 East Main Street, P.O. Box 10, Stanley, Virginia 22851.

The 2007 Annual Meeting of Stockholders is tentatively scheduled for Thursday, May 17, 2007.

STOCKHOLDER COMMUNICATIONS

Pioneer Bankshares, Inc. has a process whereby stockholders can contact the Company’s directorship. A stockholder or other party interested in communicating directly with a director of the Company or the entire Board may do so by writing to that director or the Board, c/o Judy L. Painter, Corporate Secretary and Senior Vice President, at 263 East Main Street, P.O. Box 10, Stanley, Virginia 22851.

ANNUAL REPORT ON FORM 10-KSB

A copy of the Company’s Annual Report on Form 10-KSB for the year ended December 31, 2005, excluding exhibits, as filed with the Securities and Exchange Commission can be obtained without charge by writing to Pioneer Bankshares, Inc., Attn: Thomas R. Rosazza, President and Chief Executive Officer, at 263 East Main Street, P.O. Box 10, Stanley, Virginia 22851. This information may also be accessed, without charge, by visiting the Securities and Exchange Commission’s Electronic Data Gathering and Retrieval Service (“EDGAR”) website at www.sec.gov.

REVOCABLE PROXY PIONEER BANKSHARES, INC.

☒ PLEASE MARK VOTES AS IN THIS EXAMPLE	1. ELECTION OF DIRECTORS: The election of directors for terms expiring in 2009 (except as marked to the contrary below):	For ☐	With- hold ☐	For All Except ☐

PROXY FOR ANNUAL MEETING MAY 18, 2006	Patricia G. Baker, Robert E. Long, Kyle L. Miller

The undersigned hereby appoints Louis L. Bosley and E. Powell Markowitz or either of them as the undersigned’s attorney with full power of substitution, to vote all the capital stock of Pioneer Bankshares, Inc. standing in his/her name on its books on April 3, 2006 at the Annual Meeting of Shareholders to be held at Pioneer Bank, Stanley, Virginia, at 10:00 a.m. on May 18, 2006 as designated below and upon all other matters which may properly be brought before such meeting or any adjournment thereof, with full power of substitution and all powers the undersigned would possess if personally present, as follows:

INSTRUCTION: To withhold authority to vote for any individual nominee, mark “For All Except” and write that nominee’s name in the space provided below.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR ALL NOMINEES LISTED ABOVE.

2. To Transact any other business which may properly be brought before the meeting or any adjournment thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” PROPOSAL 1 ABOVE. IF ANY OTHER MATTER SHALL BE BROUGHT BEFORE THE MEETING, THE SHARES WILL BE VOTED IN THE DISCRETION OF THE HOLDERS OF THE PROXY.

Please complete, date and sign the proxy and return it in the enclosed postage-paid envelope. The proxy must be signed exactly as the name(s) appear on the label affixed to this proxy. If signing as a trustee, executor, etc., please so indicate. Please return as soon as possible.

Date

Please be sure to sign and date

Stockholder sign above Co-holder (if any) sign above

Detach above card, sign, date and mail in postage-paid envelope provided. PIONEER BANKSHARES, INC. (Parent Company of Pioneer Bank, Stanley, Virginia)
PLEASE ACT PROMPTLY SIGN, DATE & MAIL YOUR PROXY CARD TODAY